UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Commission File No. 33-18978

TEL-INSTRUMENT ELECTRONICS CORP
(Name of Registrant as specified in its charter)

________________________________________________________________
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Tel-Instrument Electronics Corp
One Branca Road
East Rutherford, NJ 07073

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
December 14, 2011

The Annual Meeting of shareholders of Tel-Instrument Electronics Corp will be held at the Company’s principal office, One Branca Road, East Rutherford, NJ, on Wednesday, December 14, 2011 at 4:00 p.m. EST, for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect five directors for one year terms.

2.  To ratify the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting firm for the fiscal year ended March 31, 2012.

3.  To act upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof.

Shareholders of record at the close of business on November 9, 2011, are entitled to notice of, and to vote at, the meeting, or at any adjournment thereof.

We hope that you are able to attend our Annual Meeting.

Whether or not you plan to attend the meeting in person, please vote as soon as possible by marking, dating, and signing the enclosed Proxy Card exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States.  Proxies may be revoked at any time before they are exercised, in the manner set forth in the Proxy Statement, and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter properly brought before the meeting.

This Proxy Statement, the accompanying form of Proxy Card, and President’s Letter are being mailed on or about November 16, 2011 to Stockholders entitled to vote.  The Company’s Fiscal 2011 Annual Report on Form 10-K and quarterly report on Form 10-Q for the September 30, 2011 quarter, which contain consolidated financial statements, are being mailed with this Proxy Statement, but are not a part of the proxy soliciting materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 14, 2011.

This Proxy Statement, Annual Report on Form 10-K for Fiscal 2011 and Quarterly Report on Form 10-Q for the period ended September 30, 2011 are available at our corporate website at www.telinstrument.com under “Company” and then go to “Investor Relations”.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey C. O’Hara
     Jeffrey C. O’Hara
     President and Chief Executive Officer
East Rutherford, NJ
November 16, 2011

Tel-Instrument Electronics Corp
One Branca Road
East Rutherford, NJ 07073

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
December 14, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies

This Proxy Statement and Proxy Card are furnished in connection with the solicitation of proxies by Tel-Instrument Electronics Corp (the “Company” or “Tel”) for use at the annual meeting of shareholders to be held at 4:00 p.m. EST, on Wednesday, December 14, 2011 at the Company’s facilities at One Branca Road, East Rutherford, NJ, or at any adjournment or postponement thereof.  The Annual Report, which includes our audited financial statements for the fiscal year ended March 31, 2011, and our Quarterly Report for the quarter ended September 30, 2011, have been mailed to you with this Proxy Statement, but are not part of the proxy soliciting material.

You may vote at the meeting in person or by proxy.  We recommend that you vote, sign and date the enclosed Proxy Card, and return it promptly in the enclosed postage paid envelope, even if you plan to attend the meeting.  You can always change your vote at the meeting in the manner set forth below under “Revocability of Proxies.”  Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.  You may vote for some, all, or none of the director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

All shares of common stock represented at the meeting by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications.  Shares represented by properly executed and returned proxies, on which no specification has been made, will be voted 1) for the election of the nominees for director named herein, and 2) for the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012

  If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment.  The Company is unaware of any matters which will be submitted to Shareholders for action, other than as stated in the Proxy card.

This Notice of Annual Meeting, this Proxy Statement, and the related proxy card are first being mailed to shareholders on or about November 16, 2011.

Record Date and Outstanding Common Stock

The Board of Directors has fixed the close of business on November 9, 2011, as the Record Date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting.  On that date, there were 2,652,315 shares of common stock issued, outstanding, and entitled to vote.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date.  Shareholders are entitled to vote their shares for each proposal and for each nominee, and cumulative voting is not permitted. Shareholders may vote separately for each nominee.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or nominee (the “Record Holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the Record Holder how to vote your shares, and the Record Holder is required to follow your instructions. If you do not give instructions to your bank, broker or nominee, it will nevertheless be entitled to vote your shares in its discretion for the ratification of the independent auditors, but will not be permitted to vote on any other matters, including proposal 1, election of directors, and any other matters which may be submitted properly at the meeting, and your shares will be considered broker non-votes on these matters, if any.   Broker non-votes on a proposal are shares held by brokers that do not have discretionary authority to vote on the matter, have not received voting instructions from their clients and do not vote on specific proposals

The presence in person or by proxy, of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at a meeting.  An affirmative vote of a majority of the shares of common stock present in person or by proxy, at a meeting where there is a duly constituted quorum is necessary to adopt any matter submitted for vote.  All votes will be tabulated by the inspector of election for the meeting appointed by the Directors and who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Proxies, properly executed by the beneficial owner of the shares, on which no specification has been made will be counted for quorum purposes and voted for the election of the nominees for Director listed below, for ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, and, if any, for other matters that are properly raised at the meeting, we will use our best judgment to vote your proxy.  As of the date of this Proxy Statement, we are unaware of any other matters to be voted on.  If you mark the Proxy Card indicating withholding of your vote, the equivalent to abstaining, your proxy will be counted in determining the quorum, but will not be a vote cast and, therefore, it will have the effect of a vote cast “against” the proposal.

Tel will pay the expenses incurred in connection with the solicitation of proxies and we are soliciting proxies principally by mail.  In addition, directors, officers, and regular employees may solicit proxies, personally or by telephone, for which they will receive no consideration other than their regular compensation.  We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held by them, as of the record date, and will reimburse such persons for their reasonable expenses so incurred.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted by (a) executing a later-dated proxy relating to the same shares and meeting and delivering it to our Corporate Secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than his proxy, with our Corporate Secretary, before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation with the Corporate Secretary and voting in person the shares to which the proxy relates.  Any written notice or subsequent proxy should be delivered to Tel-Instrument Electronics Corp, One Branca Road., East Rutherford, NJ 07073, Attn:  Joseph P. Macaluso.

Householding of Proxy Materials

To reduce printing costs and postage fees of sending duplicate proxy materials, we have adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.”  Under this practice, stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy soliciting materials and would like to request a separate copy of these materials, please send your request to the Company, One Branca Road, East Rutherford, NJ 07073, Attn: Joseph P. Macaluso. We will deliver the requested documents promptly upon your request.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

General

The Board currently consists of four directors elected annually. Pursuant to the By-Laws the number of directors shall be not less than three and not more than nine directors, and the directors may elect a director to fill a term until the following Annual Meeting of Shareholders, provided that there is an opening.  Mr. Stephen A. Fletcher has been nominated to serve on the Company’s Board of Directors. The five director candidates named below have been nominated for one-year terms.  Please see “Nominating Committee” below for the Company’s nominating procedures

Each candidate, other than Mr. Fletcher, currently serves as a director.  None of the candidates, except Jeffrey O’Hara, President and CEO are employed by the Company; Messrs. Leon, Rice, and Walker are independent as defined in the rules of the NYSE Amex.

It is intended that votes will be cast pursuant to the enclosed proxy card for the election of the nominees listed in the table below, except for those proxies that expressly withhold such authority.  Shareholders do not have cumulative voting rights with respect to the election of directors, and each proxy will be voted for the number of shares held for each of the five nominees (unless authority is withheld).  If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the appointed proxies may recommend in the place of such nominee.  We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting, where a quorum is present, shall be elected to the Board of Directors for one year and until their successor is duly elected and qualified.  (The number of shares voted “For” a nominee must exceed the number of shares voted “Withhold Authority for that Nominee”.)  The owners of over 50% of the outstanding Common Stock (See “Security Ownership” below), have stated that they will vote their shares for the five nominees listed below.  The Board of Directors recommends that shareholders vote FOR each of the nominees listed below.  Unless you indicate otherwise, your proxy will be voted for the election of the nominees listed below.

Information Regarding the Nominees

Name (age)	Position	Since
Stephen A. Fletcher (1)	Nominee;	-
(51)	Mr. Fletcher has extensive experience
	in manufacturing, finance, and marketing
	for digital imaging companies. He has a
	B.S. degree in industrial and operations
	engineering and an M.B.A. degree from
	the University of Michigan.

Jeffrey C. O’Hara, CPA (1)	Director; President since August 2007;	1998
(53)	Chief Operating Officer since
	June 2006; and Vice President
	of the Company since August, 2005.
	CEO since December 2010

George J. Leon (2) (3)	Director; an Investment	1986
(67)	Manager and beneficiary of
	the George Leon Family Trust
	(investments) since 1986;

Robert A. Rice (2) (3)	Director; President and	2004
(56)	Owner of Spurwink Cordage, Inc since
	1998 (textile manufacturing).

Robert H. Walker (2) (3)	Director and Chairman of the Board;	1984
(75)	Retired Executive Vice
	President of Robotic Vision
	Systems, Inc. (designer and manufacturer
	of robotic vision systems) 1983-1998.

(1)
Mr. Fletcher is the son of Mr. Harold K. Fletcher, the former Chairman of Tel-Instrument who passed away earlier this year, and the brother-in-law of Jeffrey C. O’Hara, the Company’s Chief Executive Officer.

(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee

Background of Directors

Stephen A. Fletcher is the General Manager of Kodak’s Digital Printers and Presses Strategic Product Group in Rochester N.Y. He is responsible for the Company's electro-photographic and commercial inkjet businesses and his organization is tasked with developing new technologies and platforms to position the company as the leader in the world-wide production print market. Mr. Fletcher joined Kodak in 2007, as General Manager, New Printing Technologies, and Vice President, Consumer Digital Group.

Prior to Kodak, Mr. Fletcher served as President and COO of Konica Minolta Printing Solutions in Ramsey, New Jersey for more than 5 years.  During his tenure, the company’s laser printer sales grew from a few hundred units per month to more than 20,000 units. Prior to joining Konica Minolta, Mr. Fletcher was President and CEO of the Tally Printer Corporation in Seattle, Washington, a manufacturer of high-speed line matrix printers.  He has also held marketing management positions at Apple Computer and Hewlett Packard.

George J. Leon has served as a member of the Board of Directors since 1986. Mr. Leon has substantial experience in finance, and as an investment manager. He is and has been an Investment Manager and beneficiary of the George Leon Family Trust for more than 5 years.

Jeffrey C. O’Hara, CPA has served as a member of the Board of Directors since 1998, and has been Vice President since 2005, COO since 2006, and President since 2007.  Prior to joining the Company, Mr. O’Hara held various management positions at General Motors, and other mid-sized private companies. Mr. O’Hara has extensive financial, marketing and operations experience and he has held executive positions as both a CFO and President. Mr. O’Hara has also served on several Boards of other companies. He was elected CEO of the Company in December 2010.

Robert A. Rice has served as a member of the Board of Directors since 2004. Mr. Rice is, and has been for more than 5 years, President and Owner of Spurwink Cordage, Inc. a textile manufacturing company located in New England, and is experienced in managing businesses and in securities matters.

Robert H. Walker has served as a member of the Board of Directors since 1984. Mr. Walker, prior to his retirement in 1998 had served as Executive Vice president of Robotic Vision Systems, Inc., which designs, manufactures, markets and sells automated two-dimensional and three-dimensional (2-D and 3-D) machine vision-based products and systems for inspection, measurement and identification. Mr. Walker also served as CFO of that Company, and is the Company’s “Audit Committee Financial Expert” as defined in the regulations promulgated by the SEC (see “Audit Committee” below).

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

The Board of Directors is responsible for supervision of the overall affairs of the Company.  The Board held seven meetings during the fiscal year 2011, and each of the nominee directors attended all of the meetings, except for Mr. Stephen Fletcher who was an observer at one meeting. The Company expects directors to attend all Board, Committee, and Shareholder meetings. Three of the Directors, Messrs Leon, Rice and Walker, are independent under the Rules of the NYSE Amex (the “NYSE Amex”).

Robert H. Walker was elected Chairman of the Board by the Directors at their April 13, 2011 meeting upon the passing of Harold K. Fletcher who had been Chief Executive Officer and Chairman of the Board of the Company since 1982. Jeffrey C. O’Hara was elected the Chief Executive Officer in December 2010.

The Board and, separately, the Audit Committee review and provide oversight of risks and potential risks involving the Company’s operations.  The Board reviews and evaluates the process used to assess major risks facing the company and to periodically review assessments prepared by senior management of such risks, as well as options for their mitigation. Frequent interaction between the directors and members of senior management assists in this effort. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements.

To assist it in carrying out its duties, the Board has delegated certain authority to committees.  The Board has established standing Audit and Compensation Committees, and has delegated nominating responsibility to the three Directors who are independent under the Rules of the NYSE Amex (“NYSE Amex Rules”).  Our Audit and Compensation Committees consist of only independent, non-employee directors.

Code of Conduct

The Company has had corporate governance standards and policies, regulating officer, director and employee conduct for many years.  In fiscal 2004, we reviewed our standards and policies and incorporated them into our new Code of Business Conduct, which we believe satisfies the rules promulgated by the SEC and the NYSE Amex.  The Code applies to all employees, including our Chief Executive Officer and our Principal Accounting Officer, and is available to any shareholder free of charge, by submitting a written request to the Company, One Branca Road, East Rutherford, NJ  07073, Attn: Joseph P. Macaluso.

Audit Committee

The Board of Directors established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and of the Rules of the NYSE Amex.  The Audit Committee is comprised of Messrs. Walker (Chairman), Leon, and Rice.  Messrs. Walker, Leon, and Rice are independent, as that term is defined under the Securities Exchange Act of 1934, and Mr. Walker is a financial expert as defined in the rules promulgated by the SEC pursuant to that Act. Mr. Walker served as director and Executive Vice President of Robotic Vision Systems, Inc., a reporting company, and as its principal financial officer for over 15 years.

The Audit Committee reviews the Company’s financial statements, and oversees the Company’s accounting, audits, internal controls, and adherence to its Business Conduct Guidelines.  The Committee also appoints and recommends to the Board of Directors the Company’s independent registered public accounting firm and reviews, evaluates, and approves the independent registered public accountants’ compensation, services performed, and procedures for ensuring its independence with respect to the Company.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is annexed as Exhibit A.

During fiscal 2011, all three members of the Committee attended all 5 of the Audit Committee meetings.  In the opinion of the Board, and as “independent” is defined under NYSE Amex Rules, Messrs. Walker, Leon and Rice are independent of management and free of any relationship which might interfere with their exercise of independent judgment as members of this committee.

The Audit Committee has: (i) reviewed and discussed with management, and with BDO USA, LLP, (the “Auditors”) the Company’s audited financial statements for the fiscal year ended March 31, 2011; (ii) discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; (iii) received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence; and (iv) discussed with the Auditors their independence from the Company.  The Audit Committee has also discussed with management of the Company and the Auditors such other matters and received such assurances from them as it deemed appropriate.  The Audit Committee meets regularly with management and the Auditors, and then with the Auditors without management present, to discuss the result of the Auditors examination, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended March 31, 2011 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee of the
Board of Directors

Robert H. Walker, Chairman
George J. Leon
Robert A. Rice

Compensation Committee

The Compensation Committee, consists and consisted during fiscal 2011 of George J. Leon, Chairman, Robert A. Rice and Robert H. Walker, and is responsible for (1) reviewing and evaluating employee stock and other compensation programs and plans, (2) determining the compensation of the Chief Executive Officer, and (3) approving compensation arrangements, including Keyman incentive compensation and stock option grants, for management and other employees.  The Board created the Compensation Committee by resolution giving it the foregoing authority, but the committee does not have a written charter.

The Compensation Committee met twice during the 2011 fiscal year; Messrs. Leon, Rice and Walker attended both meetings. Messrs. Leon, Rice and Walker are independent, as defined in the NYSE Amex Rules. See “Executive Compensation” below for a discussion of the Committee’s processes and procedures for reviewing and determining compensation.

Nominating Committee

The Board of Directors designated George J. Leon, Robert A. Rice and Robert H. Walker, each of whom is not an employee of the Company, and is an independent director under NYSE Amex Rules, to act as a Nominating Committee of the Board pursuant to a “Procedures Resolution” adopted by the Board.  The Committee does not have a formal charter.

The Board directed that candidates for director should have a commitment to enhancing long term shareholder value and possess a high level of personal and professional ethics and sound business judgment.  In addition, they should have (a) experience in business, finance, technology or administration, (b) familiarity with the Company, its technology, business and industry, and (c) appreciation of the relationship of the Company’s business to changing needs in our society.  In order to identify director candidates, the Committee relies on its and the Board’s personal business experience and contacts, and its evaluation of any recommended candidates.  The Committee does not intend to retain consultants to identify candidates, or to pay fees in this connection.

The Board of Directors unanimously concluded that it is not appropriate to have a specific policy with regard to shareholder communications to the Board as to director candidates recommended by Shareholders, because (a) the officers and directors own over 50% of the outstanding shares, (b) the remaining shares are relatively widely held, and (c) Shareholders have not submitted recommendations or comments in the past.  The Nominating Committee will consider any shareholder communication and any recommendations, if made in accordance with the following paragraph, by Shareholders owning more than 5% of the outstanding stock for over 1 year, and will make its recommendations for nominees based on the criteria set forth above.  No shareholder recommendations from shareholders owning more than 5% of the outstanding shares were received in connection with the Annual Shareholders’ Meeting scheduled for December 14, 2011.

If a shareholder (or shareholders), who has beneficially owned at least 5% of the outstanding Common Stock, for at least 1 year, wishes to submit to the Nominating Committee a recommendation for a nominee as a director, for consideration in connection with the 2012 annual meeting, they may send their recommendation to the Company, Attention: Joseph P. Macaluso, not later than August 17, 2012.  The written recommendation must (a) identify the nominee, (b) identify the shareholder or shareholders making the recommendation, (c) provide a written consent of both the recommending shareholder and the recommended nominee to be identified in the Proxy Statement, and (d) provide proof that the security holder or group satisfies the ownership and holding period specified above.  The Committee will consider shareholder recommendations, but is not obligated to submit any recommendations to the Board or the shareholders.  (See “Shareholder Proposals” below.)

The five candidates for Directors being submitted to Shareholders pursuant to this Proxy Statement were recommended to the Board by the Nominating Committee.

Compensation of Independent Directors

Directors who are not employees or officers of the Company receive (a) $1,250 in cash and options, at the then market price, to purchase 1,000 shares of common stock for attendance at each in-person Board or Standing Committee meeting and (b) $625 in cash and options to purchase 500 shares for attendance at each formal telephonic meeting of the Board or of a standing committee.  As of January 1, 2011, non-employee directors may elect annually to accept the foregoing compensation or waive the stock option element and receive $2,500 in cash for attendance at the in-person meeting and $1,250 in cash for each formal telephone meeting. During the fiscal year ended March 31, 2011 non-employee directors received the following compensation pursuant to this plan.

Name	Cash Compensation	Option Awards ($)(1)	Total $
George J. Leon	$8,750	$13,583	$22,333
Robert A. Rice	$9,375	$15,065	$24,440
Robert H. Walker	$9,375	$15,065	$24,440

(1)
Amounts in this column represent the fair value at date of grant required by Financial Accounting Standards Board ASC Topic 718 to be included in our financial statements for each option granted during fiscal year 2011.

(2)	Total outstanding options for all three outside directors were 82,500 at March 31 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires reports to be filed with the SEC, relating to stock ownership of officers, directors, and beneficial owners of 10% or more of the Company stock.  For the fiscal year ended March 31, 2011, the Company believes, based on reports filed with it, that all required reports under Section 16(a) have been filed.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF BDO USA, LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP currently serves as the Company’s independent registered public accounting firm and that firm conducted the audit of the Company’s consolidated financial statements for the fiscal year ended March 31, 2011.  The Audit Committee has appointed BDO USA, LLP to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2012 and recommended to the Board that its appointment be submitted to the shareholders for ratification.  The Board concurred with this appointment and recommendation.  Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative of BDO USA, LLP is expected to attend the meeting and will be available to answer stockholder questions, and will have the opportunity to make a statement, if he or she wishes to do so.

Fees Paid to BDO USA, LLP

For the fiscal years ended March 31, 2011 and 2010, professional services were performed by BDO USA, LLP, and fees were paid to it by the Company, as follows:

	2010	2011
Audit Fees and Expenses	$108,000	$113,500
Audit-Related Fees	-	-
Total Audit and Audit-Related Fees	108,000	113,500
Tax Fees	-	-
All Other Fees	-	-
Total	$108,000	$113,500

Audit Fees.  This category includes the audit of the Company’s consolidated financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.  It also includes advice on accounting matters which arose during, or as a result of, the audit or the review of interim financial statements, and services which are normally provided in connection with regulatory filings, or in an audit engagement.

Audit Related Fees, Taxes and Other Fees.  No fees under these categories were paid to BDO USA, LLP in 2011 and 2010.

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services

The Audit Committee has established a policy which requires it to specifically pre-approve all audit and permissible non-audit services, including audit-related and tax services, if any, to be provided by the independent registered public accountant.  Preapproval is generally provided for up to one year and is detailed as to the particular service or category of service to be performed, and is subject to a detailed budget.  The auditor and management are required to report periodically to the Audit Committee regarding the extent and quality of services performed and the amount of fees paid to date, in accordance with the pre-approval.

The Audit Committee pre-approved the Auditors’ fees in fiscal years 2011and 2010 described above.

The owners of over 50% of the outstanding Common Stock, have stated that they will vote their shares for ratification of the appointment of BDO USA, LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY, PROVIDING THAT A QUORUM CONSISTING OF A MAJORITY OF OUTSTANDING SHARES IS PRESENT, WILL RATIFY THE APPOINTMENT OF BDO USA, LLP.

SECURITY OWNERSHIP

The following table sets forth information known to the Company with respect to the beneficial ownership as of November 9, 2011, of the Company’s Common Stock, $.10 par value, of (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the named Executive Officers, and (iv) all current directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned		Percentage of Class (1)

Named Directors and Officers
Stephen A. Fletcher, Nominee	629,129	(2)	23.7%
20 Windham Hill
Mendon, NY 14506

George J. Leon, Director	379,367	(3)	14.2%
116 Glenview
Toronto, Ontario, Canada M4R1P8

Jeffrey C. O’Hara, Director	198,600	(4)	7.4%
and President
853 Turnbridge Circle
Naperville, IL 60540

Robert A. Rice, Director	110,404	(5)	4.1%
5 Roundabout Lane
Cape Elizabeth, ME 04107

Robert H. Walker, Director	70,883	(6)	2.7%
27 Vantage Court
Port Jefferson, NY 11777

Donald S. Bab, Secretary	83,034	3.1%
770 Lexington Ave.
New York, New York 10021

All Officers and Directors	1,470,417	(2)(3)(7)	54.2%
as a Group (8 persons)

Hummingbird Management, LLC	263,524	(8)	9.9%
460 Park Avenue
New York, NY 10022

(1)
The class includes 2,652,315 shares outstanding plus shares outstanding under Rule 13d-3(d) (1) under the Exchange Act.  The common stock, deemed to be owned by the named parties, includes stock which is not outstanding but is subject to currently exercisable options held by the individual named.  The foregoing information is based on reports made by the named individuals.

(2)	Includes 629,129 shares owned by the Estate of Harold K. Fletcher. The filing of this statement shall not be construed as an admission that Mr. Fletcher is the beneficial owner of the shares listed.

(3)
Includes 299,517 shares owned by the George Leon Family Trust, of which Mr. Leon is a beneficiary and 13,000 shares subject to currently exercisable stock options.  Mr. Leon acts as a manager of the trust assets pursuant to an informal family, oral arrangement and the filing of this statement shall not be construed as an admission that Mr. Leon is the beneficial owner of these shares.

(4)	Includes 22,000 shares subject to currently exercisable stock options owned by Mr. O’Hara.

(5)	Includes 12,800 shares subject to currently exercisable stock options owned by Mr. Rice.

(6)	Includes 11,800 shares subject to currently exercisable stock options owned by Mr. Walker.

(7)
Includes 60,600 shares subject to currently exercisable options held by all executive officers and directors of the Company (including those individually named above), and 23,513 shares owned by Joseph P. Macaluso, the Company’s Principal Accounting Officer.

(8)	Based on Schedule 13D filed with the SEC on April 22, 2010 and furnished to the Company.

EXECUTIVE COMPENSATION

The following table presents information regarding compensation of our principal executive officer, and the two most highly compensated executive officers other than the principal executive officer for services rendered during fiscal years 2011 and 2010.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Incentive ($) (2)	Option Awards ($) (3)	All Other Compensation $ (4)	Total ($)
Harold K. Fletcher, CEO (5) (7)	2011	159,000	-0-	-0-	5,990	164,990
	2010	159,000	-0-	15,524	7,623	182,147

Jeffrey C. O’Hara, President (5)	2011	148,750	-0-	44,468	21,659	214,877
	2010	140,000	-0-	15,524	19,760	175,284

Marc A. Mastrangelo, Vice President – Operations (6)	2011	67,500	-0-	-0-	9,090	76,590
	2010	135,000	-0-	-0-	18,503	153,503

(1)	The amounts shown in this column represent the dollar value of base cash salary earned by each named executive officer (“NEO”).

(2)	No incentive compensation was made to the NEO’s in 2011, and therefore no amounts are shown.

(3)
Amounts in this column represent the fair value at date of grant required by FASB ASC Topic 718 to be included in our financial statements for all options granted during that year (see Note 15 to Notes to the Consolidated Financial Statements included in the Company’s Report on Form 10-K for the fiscal year ended March 31, 2011).

(4)	The amounts shown in this column represent amounts mostly for medical and life insurance as well as the Company’s match in the 401(k) Plan.

(5)	On December 15, 2010, Mr. O’Hara became CEO and Mr. Fletcher continued as Chairman of the Board.

(6)	Mr. Mastrangelo resigned from his position in July 2010.

(7)	In April 2011, Mr. Harold K. Fletcher, the Chairman of the Board passed away. Mr. Fletcher had been Chairman/CEO of the Company during 1982-2010.

Processes and Procedures

The Compensation Committee recommends to the Board, compensation for all employees, including executive officers. Employee directors are not compensated as Directors and the compensation for non-employee directors is determined annually by the entire Board. (See “Compensation of Independent Directors” above)

The Committee evaluates the performance of the executive officers on an ongoing basis during the year.  Management submits a proposal near the end of the year for annual compensation of all employees, including executives, based on its evaluation of the employee’s performance and contribution to the Company. The proposal recommends salary levels, keyman incentive awards, and stock option grants.  The Committee considers management’s evaluation of each executive as well as the Committee’s own evaluation of his performance and published information on compensation for similar positions in competitive businesses.  Because the Company is small and the executives are critical to its business success, compensation is also based on overall business success. The final recommendations of the Compensation Committee are reached by the committee in executive session without the presence of any party not a member of the committee. The Committee does not believe that there are any risks arising from the Company’s compensation policies that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee independently evaluates the performance of the CEO and determines the CEO’s salary, bonus and stock option grant.  The Compensation Committee sets qualitative objectives and responsibilities for the CEO consistent with the Corporation’s business model.  These include creating shareholder value through a balanced focus on long-term returns on capital employed, earnings per share and total shareholder return; developing the long-term business strategy and assessing the effectiveness of the Corporation’s management development and succession planning process across the organization; ensuring that the business develops and meets high standards of safety, health, environmental performance as well as high ethical standards and compliance with applicable legal requirements; stewardship and enforcement of internal business controls; communicating effectively with all the Corporation’s stockholders, and working effectively with the Board in the pursuit of all these objectives.

The Committee does not delegate any of its responsibility and uses consultants only as a source of information about compensation in comparable businesses.

Incentive Plan

The Company has a key man incentive compensation program.  Each year the Compensation Committee determines a percentage of operating profits to be distributed among senior employees, including executive officers. The percentage determined is based on the general performance of the Company, and the amount of operating profits available for shareholders and for reinvestment in the business. This element of compensation provides an incentive for short-term performance.

The percentage of operating profits so determined is then distributed to senior employees, including executive officers and to a category  entitled  "other",  based on (a) the amount of the employee's base salary, (b) his contribution to the Company,  (c) the results of that contribution,  (d) an estimated amount of his  "special effort" on behalf of the Company, (e) his technical expertise, leadership, and management skills, and (f) the level of the overall  compensation paid employees performing similar work in competitive companies.

Stock Option Plan

The Committee also reviews management’s plan for granting qualified stock options in accordance with the foregoing criteria and within the limits set by the Board that employee stock options outstanding do not exceed 10-15% of total shares outstanding.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth the outstanding stock option grants held by named executive officers at the end of the 2011 fiscal year. The option exercise price set forth in the table is based on the closing market price on the date of grant.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Harold K. Fletcher	1,000	4,000	$8.00	2/22/15

Jeffrey C. O’Hara	9,000	6,000	$3.58	3/02/14
	1,000	4,000	$8.00	2/22/15
	-0-	15,000	$7.62	12/15/15

(1)	Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary.

The following table provides information as of March 31, 2011 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of options	Weighted average exercise price of options	Number of options remaining available for future issuance under Equity Compensation Plans
Equity Compensation Plans approved by shareholders *	248,850	$4.69	164,328
Equity Compensation Plans not approved by shareholders	--	--	--
Total	248,850	$4.69	164,328

* See Note 10 to Notes to the Consolidated Financial Statements included in the Company’s Report on Form 10-K for the fiscal year ended March 31, 2011.

Grants of Plan-based Awards Table for Fiscal Year

The following table sets forth information on stock options granted during or for the 2011 fiscal year to our named executive officers in connection with Subordinated Loans made by these officers as described in Note 10 to Notes to Consolidated Financial Statements.

Name	Approval Date	Grant Date	All Other Option Awards: Number of Shares of Stock (#)	Exercise or Base Price of Option Awards ($/Share)	Grant date Fair value of option Awards ($)
Jeffrey C. O’Hara	12/15/10	12/15/10	15,000	$7.62	$44,468

The exercise price of the options granted was the fair market value at the date of grant of the shares underlying such options. The estimated fair value of the shares underlying such options was determined utilizing the methodology described in Note 15 of the notes to the consolidated financial statements.

Options granted to NEOs (Named Executive Officers) are consistent with the terms of options granted to other employees pursuant to the Employee Stock Option Plans (see Note 15 of the notes to the consolidated financial statements included in the Company’s Report on Form 10-K for the fiscal year ended March 31, 2011). Options granted to NEOs may be tax sheltered to the grantee, and their value constitutes a charge to the Company (see Notes 2 and 15 to the Consolidated Financial Statements).

Options Exercised and Stock Vested During Fiscal Year 2011

The following table sets forth the number of shares acquired upon exercising options awards by our named executive officers (“NEOs”) during fiscal year 2011

Name	Number of shares acquired on exercise	Value realized on exercise (1)
Marc Mastrangelo	1,242	$4,533

(1)  Value stated calculated by subtracting the exercise price from the market value at time of exercise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any corporate transaction which involves a related person, including transactions which would be required under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission, must be approved by the independent directors as being fair and reasonable to the Corporation and its shareholders. Any such approval would be included in the minutes of the Board of Directors. There were no such transactions during the last fiscal year that would be required to be reported under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

The Company has obtained legal services from a non-employee officer/stockholder with the related fees amounting to $195,225 and $139,134 for the years ended March 31, 2011 and 2010, respectively. The Company obtained management and marketing services from a director/officer/stockholder with the related fees amounting to $-0- and $35,240 for the years ended March 31, 2011 and 2010, respectively.

SHAREHOLDER PROPOSALS

Proxy Materials for the 2012 Annual Meeting

If a shareholder wishes to present a proposal for inclusion in the proxy materials for the 2012 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive officers of Tel-Instrument Electronics Corp, One Branca Road, East Rutherford, NJ 07073, Attn:  Joseph P. Macaluso, no later than August 17, 2012.  All proposals must conform to the rules and regulations of the Securities and Exchange Commission.  See “Nominating Committee” above.

2012 Annual Meeting

A shareholder must give written notice to the Company of a proposal, not subject to SEC Rule 14a-8, or of a nomination, which the shareholder intends to submit at the annual meeting, at least 45 days before the anniversary of the date on the prior year’s Proxy Statement.  If the Company does not receive such written notice, prior to such 45 day period, all Proxy cards will be voted at the meeting, as directed by the Board of Directors, in respect of such proposal or nomination.

To be timely for the 2012 Annual Meeting, written notice must be received by the Company at the above address, prior to October 2, 2012.

No shareholder proposals or notices were received in connection with the 2011 meeting.

Shareholder Communications

Any shareholder wishing to communicate with the Board of Directors may send a written communication, stating their name, the amount and duration of their share ownership and the substance of their communication to the Company at the address stated above under “Proxy Materials” and the communication will be distributed to each director.

ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

A copy of our annual report on Form 10-K for the fiscal year ended March 31, 2011, and a copy of our quarterly report on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, accompany the notice of this annual meeting, proxy statement and the related proxy card, but are not proxy solicitation material.  We will furnish to any person whose proxy is being solicited, any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit.  Requests for copies of exhibits should be directed to Joseph P. Macaluso at the Company address at One Branca Road, East Rutherford, NJ 07073.
TEL-INSTRUMENT ELECTRONICS CORP

By:	s/ Jeffrey C. O’Hara
Jeffrey C. O’Hara
Chief Executive Officer

East Rutherford, New Jersey
November 16, 2011

EXHIBIT A

TEL-INSTRUMENT ELECTRONICS CORP

AUDIT COMMITTEE CHARTER

This Charter shall be reviewed, updated and approved by the Board of Directors of Tel-Instrument Electronics Corporation (the “Company”) on an annual basis or as the Board otherwise deems appropriate:

Mandate

The Audit Committee of the Board of Directors shall be responsible for assisting the Board in overseeing the Company’s accounting and financial-reporting process, and the audits of its financial statements.  The Committee shall be directly responsible for the appointment, compensation and oversight of the independent public accountant employed by the Company (including resolution of disagreements between Management and the accountant regarding financial reporting) for the purpose of preparing and issuing an audit report and each such independent accountant shall report directly to the Audit Committee.

1.  AUDIT COMMITTEE CHARTER

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting or auditing matters, including anonymous or otherwise, from employees.

The Committee shall maintain free and open communication (including executive sessions at least annually) with the Company’s independent accountants and Chief Executive Officer and Chief Financial Officer.

In the exercise of its oversight, the Committee is not responsible for preparing the Company’s financial statements, planning or conducting audits or determining that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles.  Such duties remain the responsibility of Management and the Company’s independent accountant.  In discharging its oversight role, the Committee is empowered to investigate any matter within its mandate, brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Membership

The Audit Committee is a standing committee of the Board of Directors and shall consist of at least three directors, appointed annually by the Board, all of whom are “independent” as defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and are generally knowledgeable in financial, and accounting matters, including at least one member who shall be a “financial expert” as defined in Rules of the S.E.C. to be promulgated.  A member shall be deemed a “financial expert” if, through education and experience as a public accountant or accountant or a principal financial officer, controller, or principal accounting officer of an issuer, or from a position involving the performance of similar functions, he or she has:

1)  an understanding of generally accepted accounting principles and financial statements

2)  experience in –

a.  the preparation or auditing of financial statements of generally comparable issuers; and

b.  the application of such principles in connection with the accounting for estimate, accruals, and reserves;

3)  experience with internal accounting controls, and

4)  an understanding of audit committee functions

The Board shall appoint one member as Chair, who shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making assignments, and reporting to the full Board.

Meetings

Meetings shall be held at least once a year.  Special meetings may be convened as required.  Meetings shall be held at such time and place, and upon such notice, as the Chair may from time to time determine.  Meetings of the Audit Committee may be in person or by conference call in accordance with the By-Laws of the Company.  A quorum for any meeting will be a majority of its members, and action may be taken by approval of a majority of a quorum.  The secretary of the Audit Committee will be the Company secretary, or such other person as is appointed by the Audit Committee.  Except as specifically provided in the Charter, the provisions of the By-Laws with respect to Committees of the Board of Directors shall apply to the Audit Committee.

Responsibilities

To best carry out its responsibilities the Committee’s policies and procedures should remain flexible in order to address changing conditions and should take into account the size of the Company and the degree of complexity in its accounting policies and procedures.  Specific responsibilities of the Committee include;

1.  Appointment of the independent accountant

a.  Select, evaluate and recommend the appointment of the independent accountant to be ratified by the shareholders to audit the Company’s financial statements, or where appropriate, the replacement of the independent accountant, and approve the compensation of, and retention agreement with the independent accountant for audit services.

b.  Evaluate the independence of the independent accountant, including a review of non audit-related services provided by and related fees charged by the independent accountant.

c.  Obtain a formal written statement, as required by the Independence Standards Board, from the independent accountant delineating relationships between the accountant and the Company and actively engage in dialogue with the independent accountant regarding matters that might reasonably be expected to affect its independence.

d.  Pre-approve all audit and non-audit services to be provided by the independent accountant.  The Audit Committee may delegate the authority to grant such pre-approvals to one or more members of the Committee, provided that the pre-approval decision and related services are presented to the Audit Committee at its next regularly scheduled meeting.

2. Review and approve the audit activities at the Company

Meet with the independent accountant and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and upon the completion thereof review

3. Review financial results

Prior to the release of the Company’s unaudited quarterly financial results, review the results with Management and the independent accountant. Ensure that the independent accountant conducts a SAS 71 (“Interim Financial Information”) review prior to the filing of the Company’s Form 10-Q. Prior to release of the Company’s fiscal year end operating results, review and discuss with Company Management and the independent accountant the audited financial results for the fiscal year, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in the financial statements. At least annually discuss with the independent accountant the matters described in ASA 61 (“Communication with Audit Committees”). Review with Management and the independent accountant the Company’s critical accounting policies and the disclosure regarding those policies in the Company’s periodic filings with the S.E.C.

4. Review systems and reports

Review with senior Management and the independent accountant the Company’s accounting and financial system of internal controls, and their adequacy and effectiveness. Review and discuss the audited financial statements with management and, if appropriate, the independent accountant, prior to recommending the inclusion of the audited financial statements in the Company’s Annual report on Form 10-K. Provide sufficient opportunity for the independent accountant to meet with the Audit Committee without members of Management present. Among the items to be discussed in these meetings are the independent accountant’s evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the independent accountant received during the course of the audit and quarterly reviews.

5. Review corporate financial policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct and fraud.

6. Regularly prepare minutes of all meetings and report its activities to the Board of Directors.

7. Establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

8. Perform such other specific functions within its mandate as the Board of Directors may from time to time direct, including reviewing and approving all transactions between the Company and any related party, and making such investigations and reviews of the Company and its operations as the Board of Directors may from time to time request.

Resources

The Company’s Chief Financial Officer will be Management’s primary liaison to the Committee. The Committee will have access to financial information and resources it deems necessary for it to properly carry out its duties.

TEL-INSTRUMENT ELECTRONICS CORP.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 14, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert H. Walker and Jeffrey C. O’Hara each with full power to act without the other, and with full power of substitution as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Tel-Instrument Electronics Corp., that the undersigned would be entitled to vote, if personally present at the Annual Meeting for Stockholders to be held on December 14, 2011, upon such business as may properly come before the meeting, including any adjournment or postponement of the meeting and the items set forth below:

1. ELECTION OF DIRECTORS:

NOMINEES RECOMMENDED BY THE DIRECTORS:  Stephen A. Fletcher; George J. Leon; Jeffrey C. O'Hara;
Robert A. Rice; Robert H. Walker;

Mark One Box Only:

❑ FOR ALL NOMINEES (except as marked to the contrary below);

TO WITHHOLD AUTHORITY to vote for an individual Nominee, write that Nominee's name in the space below:

or

❑ WITHHOLD AUTHORITY to vote for all Nominees.

2. RATIFY APPOINTMENT BY THE COMPANY OF BDO USA, LLP AS THE REGISTERED INDEPENDENT
PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR
❑ For	❑ Against	❑ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES SET FORTH IN PROPOSALS 1 AND FOR PROPOSAL 2 AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY HEREBY REVOKES ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                                                                  Dated: ____________________________, 2011

                            Signature
                           ____________________________

                            Signature if held jointly
                           ____________________________

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE)

November 16, 2011

To Our Shareholders:

The Annual Shareholders Meeting for the Company is scheduled to take place on December 14, 2011 at 4:00 p.m. at our new facility located at One Branca Road East Rutherford, New Jersey 07073. A tour of the new facility will be held at 3:30 p.m. for all interested shareholders. Immediately following the Annual Meeting, the Company will host a dedication ceremony for the Harold K. Fletcher Conference Room, in honor of our long-time CEO who passed away earlier this year. A buffet dinner will be served for all attendees. We encourage all shareholders to attend this meeting and complete and return the attached Proxy.

Over the last year, Tel-Instrument Electronic Corp. (“TIC”) has achieved several key milestones. The first milestone was the Company’s return to sustained profitability, exhibited by its results for each of the last four quarters. The second milestone was the successful conclusion of Navy validation testing for the CRAFT 708 test set and the receipt of a $16.2 million production order for 732 test sets which will begin shipment in December 2011. The third milestone is the substantial completion of the Army TS-4530A product verification testing and the expected commencement of volume production shipments in January 2012. The current backlog on the TS-4530A program is over $22 million and additional orders are expected on this contract which has a maximum potential value of $44 million. Absent any unexpected delays or regulatory issues, revenues in the fourth quarter of the current fiscal year are expected to approximately double from current levels as volume shipments of these new products come on line. It should be noted that gross margins on these new products will decline from historical levels for the next several years as these contracts were competitively awarded in a winner take all scenario. Nonetheless, given the largely fixed cost structure of our business, and the ongoing decline in engineering expenses as a result of the completion of the major programs, this significant revenue increase should translate into strong bottom line operating results going forward.

From a strategic standpoint, TIC has an extremely strong market position in the Mode 5 Identification Friend & Foe (“IFF”) business with the CRAFT 708 product covering the Navy, Coast Guard and Marines, and the TS-4530A product covering the Mode 5 requirements for the Army and U.S. Air Force. These products will provide a continuing source of profitable revenue in the years to come as the U.S. and our NATO allies migrate to this leading edge Mode 5 IFF technology. The Company has been informed that the U.S. Navy and Marines have additional CRAFT 719 and CRAFT 708 requirements that cannot be satified by the existing contract which has reached its volume limit. It is TIC’s expectation that gross margins will return to their historical levels once the current Indefinite-Quantity Indefinite-Delivery (“IDIQ”) orders have been filled. TIC is also aggresssively pursuing the optional upgrade capabilities included in the CRAFT 708 contract. If any of these are exercised, this could represent a substantial broadening of TIC’s historical product line. TIC has also been active in developing new products to both broaden and refresh our product line in both the military and commercial segments, and to provide growth that extends beyond the term of the existing programs. The technology created for the CRAFT and TS-4530A products is state of the art and should allow us to diversify the company into related avionics and communications segments.

With the CRAFT 708 and TS-4530A engineering programs nearing completion, management has focused on positioning the Company for orderly growth and exploring new market opportunities. TIC has made significant investments in upgrading its manufacturing infrastructure, including a move to a new location. The new facility is almost 28,000 square feet, 40% larger than our prior facility, and includes all new manufacturing work-benches to better support lean manufacturing. This facility is designed to accommodate growth well beyond our production expectations for the next several years. TIC has also upgraded its communication and computer systems, and has invested heavily in automated testing for its new products over the last several years. TIC has assembled a solid team of professionals and we were fortunate to hire a new Director of Manufacturing (Michel Plasse) earlier this year, a manufacturing expert who has set up and managed new state-of-the-art manufacturing facilities. For more information on our management team as well as pictures of our new facility and products, please visit TIC’s web-site at www.telinstrument.com.

With respect to corporate governance activities, the major change this year was the election of Robert Walker to Chairman of the Board. Mr. Walker has been integral in formalizing TIC’s strategic direction for many years and has chaired TIC’s Audit Committee since 2005. To further broaden our Board of Directors, the Board’s Nominating Committee has submitted Steve Fletcher as a Board candidate to be voted on by TIC’s shareholders at the upcoming Annual Meeting. Steve is the son of Harold K. Fletcher, and has a distinguished track record of leadership in many high tech companies including: Apple, HP, Konica Minolta and more recently Kodak where he is leading Kodak’s drive to reach a market leading position in digital printing technology. Steve has a solid track record of driving profitable growth in high tech companies and the Company is excited to have him join our Board.

Financial Results

Enclosed is the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ending March 31, 2011 (FY11). FY11 sales from continuing operations increased 51% to $13.5 million and TIC’s net loss fell to $127k versus $1.44 million in FY10.

The current fiscal year (starting April 1, 2011) has seen revenues and profits steadily improving from the year-ago levels. This has been accomplished with steady sales of our legacy products and limited pilot production of our CRAFT 708 and TS-4530A products. As detailed in the attached Form 10-Q for the six month period ending September 30, 2011, the Company’s revenues increased 39.1% to $7.7 million as compared to the year ago period and the Company recorded a net after-tax profit of $279k as compared to a net loss of $363k in the comparable year ago period. For the first six months of FY11, engineering costs remained steady at $1.47 million, which represents 18% of revenues. Based on $47 million of existing backlog, the Company expects to be profitable for the current fiscal year with a sharp increase in revenues and profitability starting in the fourth quarter of the current fiscal year and continuing in future years.

At September 30, 2011, the Company had net working capital of $4.5 million.  For the six months ended September 30, 2011, the Company generated $610k of cash from operations as compared to using $1.02k of cash in the six month period ending September 30, 2010. Cash balances improved from $124k at March 31, 2011 to $932k at September 30, 2011.

At September 30, 2011, the Company had outstanding loan balances of $2.71 million comprised of $2.46 million of mezzanine financing and $250k of subordinated loans from an officer and from a former officer. Given the improving financial condition, and strong backlog, the Company will begin to explore repaying or refinancing this debt with lower cost financing options in the 2012 calendar year.

Shareholder Relations

The Company has continued to issue press releases covering quarterly earnings and other significant events.  As previously reported, TIC began trading on the NYSE AMEX in February, 2004. Closing prices in the NYSE AMEX market (symbol: TIK) during the last 12 months have ranged between $6.35 and $9.30 per share. Given the greatly improved prospects for the Company, earlier this year we retained an investor relations firm, Institutional Marketing Services (IMS) located in Connecticut, to assist the Company in commencing a more systematic program to improve our investor communications and improve long-term shareholder value. IMS and TIC have met with approximately 15 micro-cap investors over the last year and management believes that they are doing an outstanding job in conveying the TIC value message.

The Board of Directors and Company management appreciates your continued support and we hope to see you at the Annual Shareholder Meeting at TIC on December 14, 2011.  Whether or not you are able to attend in person, we urge you to read the enclosed materials, sign and date the enclosed Proxy, and return it promptly in the enclosed envelope.  If you do attend in person, you may withdraw your Proxy and vote personally on any matters properly brought before the annual meeting

Sincerely,

     /s/ Robert H. Walker                                               /s/ Jeffrey C. O’Hara
     Robert H. Walker, Chairman                                  Jeffrey C. O’Hara, President and CEO